UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer of incorporation)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Drew Industries Incorporated (“Drew” or the “Company”) approved a new compensation arrangement for the senior officers of the Company and its wholly-owned subsidiary Lippert Components, Inc. for fiscal year 2015, including with respect to named executive officers of the Company noted below, that, in addition to base salary, includes an annual management incentive program and value-based equity awards consisting of performance stock awards and time-based deferred stock awards. Base salaries for fiscal year 2015 were generally increased by 5% in recognition of the Company’s performance, and will be reviewed and adjusted on an annual basis. The 2015 base salaries for the following named executive officers were adjusted as follows:

Name	Title	2015 Base Salary
Jason D. Lippert	Chief Executive Officer	$840,000
Scott T. Mereness	President	$577,500
Robert A. Kuhns	Vice President - Chief Legal	$341,250
	Officer and Secretary

In conjunction therewith, the Committee approved and adopted a form of Executive Employment Agreement for its senior officers that have an initial three year term with automatic one-year renewals, and that provide severance payments or other benefits under certain circumstances following termination. In the event of a termination by the Company without cause (as defined in the agreement) or by the executive for good reason (as defined in the agreement), Messrs. Lippert, Mereness and Kuhns would be entitled to severance compensation consisting of two years base salary, an amount equivalent to two times his average bonus of the prior three years (with the average capped at current base salary), as well as a proportionate amount of any payment due under the then-current management incentive plan and accelerated vesting of time-based equity awards. In the event of termination on account of disability or death, Messrs. Lippert, Mereness and Kuhns would be entitled to compensation consisting of one year base salary, as well as a proportionate amount of any payment due under the then-current management incentive plan, accelerated vesting of time-based equity awards, and a proportionate amount of shares earned pursuant to performance-based equity awards. The agreement also includes restrictive covenants with respect to non-competition, non-solicitation and confidentiality.

The description of the form of Executive Employment Agreement contained herein is a summary of the material terms of the agreement, does not purport to be complete, and is qualified in its entirety by reference to the form of agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

2015 Annual Management Incentive Program

On February 26, 2015, the Committee approved the 2015 Annual Incentive Program for the Company’s senior officers (the “2015 Program”), pursuant to the Drew Industries Incorporated Equity Award & Incentive Plan, as amended and restated. Under the 2015 Program, participants earn incentive compensation based on the results of Company financial performance measurements for the program year, which for 2015 may be based on goals for Return on Invested Capital (“ROIC”), Return on Net Assets (“RONA”), revenue growth, or a combination thereof. With respect to Messrs. Lippert, Mereness and Kuhns, 90% of the incentive award is based on a formula related to ROIC and 10% is based on revenue growth targets. If 2015 ROIC is greater than 15% and less than 18% (“Tier 1”), incentive compensation payable to Messrs. Lippert, Mereness and Kuhns would equal 3%, 2% or 0.50%, respectively, of consolidated operating profit within the tier. If 2015 ROIC is greater than 18% and less than 21% (“Tier 2”), incentive compensation payable to Messrs. Lippert, Mereness and Kuhns would equal 4%, 3% or 0.53%, respectively, of consolidated operating profit within the tier, plus the amount calculated for the Tier 1 bonus. If 2015 ROIC is greater than 21% (“Tier 3”), incentive compensation payable to Messrs. Lippert, Mereness and Kuhns would equal 5%, 4% or 0.56%, respectively, of consolidated operating profit within the tier, plus the amount calculated for the Tier 1 and Tier 2 bonus. Once the bonus payment amount is determined, payment will be made in cash up to twice the participant’s base salary, and any excess will be paid out half in cash and half in deferred stock units (“DSUs”) with a minimum deferral period of one year. The 2015 Program includes, among other provisions, termination and clawback provisions.

The description of the 2015 Program contained herein is a summary of the material terms of the 2015 Program, does not purport to be complete, and is qualified in its entirety by reference to the 2015 Program, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Performance Stock Award and Deferred Stock Award Agreements

Also on February 26, 2015, the Committee approved terms and conditions for long-term incentive grants of performance shares and DSUs pursuant to the Drew Industries Incorporated Equity Award & Incentive Plan, as amended and restated, and adopted new forms of Performance Stock Award and Deferred Stock Award Agreements setting forth those terms and conditions.

The 2015 performance shares provide for full vesting of the awards after three years, subject to the rate of cumulative growth over a two-year measurement period of the Company’s adjusted earnings per share above a benchmark EPS of $2.61. The performance shares will require a 12% annualized growth rate in adjusted EPS to earn the target number of shares, and an 18% annualized growth rate to achieve the maximum opportunity of 150% of the target shares. The 2015 DSUs contain a time-based three year vesting schedule, with vesting occurring annually in one-third increments. 67% of the equity awards for named executive officers are performance-based, and 33% vest over time alone.

2015 performance shares and DSUs for the following named executive officers were granted as follows:

Name	Performance Shares (at Target)	DSUs
Jason D. Lippert	34,394	16,940
Scott T. Mereness	24,615	12,124
Robert A. Kuhns	1,251	616

The award agreements include, among other provisions, termination, change-in-control, and clawback provisions.

The description of the Performance Stock Award and Deferred Stock Award Agreements contained herein is a summary, does not purport to be complete, and is qualified in its entirety by reference to the Performance Stock Award and Deferred Stock Award Agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1 - Form of Executive Employment Agreement
10.2 - 2015 Management Incentive Plan
10.3 - Form of Performance Stock Award
10.4 - Form of Deferred Stock Award

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By: /s/ Joseph S. Giordano III Joseph S. Giordano III Chief Financial Officer and Treasurer

Dated: March 4, 2015

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